UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2008
 CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
6901 Glenn Highway, Cambridge, Ohio 43725
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (740) 435-2020
          Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement.
On November 28, 2008, Camco Financial Corporation (“Camco”) and First Place Financial Corp. (“First Place”) decided to terminate the Agreement and Plan of Merger (“Merger Agreement”) dated May 7, 2008. The Merger Agreement was terminated pursuant to Section 8.1(a), which permits the parties to mutually agree to terminate the Merger Agreement at any time prior to the effective date of the merger. A copy of the Mutual Consent and Release is attached hereto as Exhibit 2.
The Merger Agreement provided for the merger of Camco into First Place and the subsequent merger of Advantage Bank, an Ohio bank and wholly-owned subsidiary of Camco into First Place Bank, a federal savings association and wholly-owned subsidiary of First Place. The material terms and conditions of the Merger Agreement were previously disclosed in Camco’s Current Report on Form 8-K filed on May 9, 2008, which is incorporated herein by reference.
On November 28, 2008, Camco and First Place issued a joint press release announcing the termination of the Merger Agreement, that press release is attached hereto as Exhibit 99.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.

Exhibit No.	Description

2	Mutual Consent and Release

99	Press Release of Camco regarding termination of Merger Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ Richard C. Baylor
Richard C. Baylor
Chief Executive Officer

Date: December 1, 2008